Exhibit 10.10

                    SECURITIES PURCHASE AGREEMENT
                        e-automate Corporation
                 Series B Convertible Preferred Stock


     THIS PRIVATE PLACEMENT AGREEMENT (the "Agreement") is made and entered into effective as of June 19, 2000, by and between E-automate CORPORATION, a Delaware corporation (the "Company"), and
LEE MONSON, a resident of Atascadero, California. (the "Investor"); and

     WHEREAS, the Investor desires to receive certain preferred shares to be issued by the Company (the "Securities") in cancellation of indebtedness to the Investor from the Company; and

     WHEREAS, the Company desires to issue such Securities to the Investor pursuant to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor mutually agree as follows:

       1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, unless otherwise clearly required by the context of this Agreement, the terms listed below shall have the following meanings:

          1.1 "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person in question.

          1.2 "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any person, whether through the ownership of voting securities, by contract or otherwise.

          1.3 "Party/Parties" shall mean the Company, the Investor, or both of them, as the case may be, and shall include their respective successors in interest hereunder.

          1.4 "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a joint venture, a trust or other entity of any kind, including a government or political subdivision or agency or instrumentality thereof.

          1.5 "Third Party" shall mean any person other than a party or an affiliate of a party.

     2. ISSUANCE OF SECURITIES. Subject to the terms and conditions of this Agreement, the Investor agrees to and accepts from the Company and the Company agrees to issue to the Investor the following Securities of the Company: one (1) share of Series B Convertible Preferred Stock in consideration for every one thousand dollars ($1,000.00) of indebtedness cancelled by the Investor, including principal and accrued interest. The $1,000 face value of each share of Class Convertible Preferred Stock, plus accrued but unpaid dividends thereon, shall be convertible into shares of Company Common Stock at five dollars $5.00 for each common share.

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        Number of Shares                Type of Security
        ----------------              --------------------

             171                      Series B Convertible
                                        Preferred Stock

       The Securities are governed by a Certificate of Designation in the form attached hereto.

             2.1 ISSUANCE OF SECURITIES. In consideration for the execution of this Agreement, the Company will issue to the Investor its duly executed certificate in the name of the Investor, as provided herein.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as may otherwise be set forth in this Agreement, the Company hereby represents and warrants to the Investor as follows:

            3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware, and is in good standing under the laws of Delaware.

          3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute this Agreement and perform its obligations under the terms of this Agreement.

          3.3 AUTHORIZATION. All corporate action on the part of the Company necessary for the performance of all of the Company's obligations hereunder has been or will be taken prior to the Company's execution of this Agreement, or will be taken within a reasonable time thereafter.

          3.4 VALIDITY OF THE SECURITIES. The Securities, when issued and transferred to the Investor in compliance with the provisions of this Agreement, will be duly authorized, validly issued and outstanding, and will constitute a binding obligation of the Company which will be legally enforceable according to the terms of the Company charter documents and documentation relating to the Securities.

          3.5 ACCESS TO BUSINESS INFORMATION. The Company agrees to provide the Investor with access to all information to which a shareholder of the company would be entitled under applicable law and shall receive reports of business activities which are distributed to all other shareholders of the Company.

     4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. Except as may otherwise be set forth in this Agreement, the Investor hereby represents and warrants to the Company as follows:

          4.1 EXPERIENCE. The Investor has sufficient experience in evaluating and investing in private placement issuances of equity securities issued by companies similar to the Company such that the Investor is capable of evaluating the merits and risks of the investment in the Securities, and has ample capacity to protect its interests and to bear the economic risk of the Investor's holding the Securities received pursuant hereto.


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          4.2     INVESTMENT.  The Investor is acquiring the Securities
for investment purposes for the Investor's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

          4.3 ACCESS TO DATA. The Investor has discussed the Company's business, management and financial affairs with the officers, and/or employees of the Company as it deemed necessary or appropriate, and has reviewed, if requested by the Investor, the Company's books and records and otherwise has obtained such information as the Investor has considered relevant and important in making a decision to purchase and acquire the Shares as provided herein.

          4.4 AUTHORIZATION. All action on the part of the Investor necessary for the performance of all of the Investor's obligations hereunder has been or will be taken prior to the Investor's execution of this Agreement.

     5.    RESTRICTIONS ON TRANSFERABILITY; COMPLIANCE WITH LAW;
           REPURCHASE OF SECURITIES.

          5.1 RESTRICTIONS ON TRANSFERABILITY. The Investor understands and acknowledges that the Securities have not been registered under the United States Securities Act of 1933 or under any state law, rule or regulation, and that the transferability of the Securities or any portion of or interest therein is restricted by applicable federal and state securities laws, rules and regulations. The certificate representing the Securities shall be stamped or otherwise imprinted with an appropriate restrictive legend.

          5.2 SUBSEQUENT TRANSFERS. The Investor represents and agrees that it will not sell or transfer the Securities to any Third Party without the prior written approval of the Company. The Company agrees to make a decision approving or denying a request by the Investor to transfer the Securities within 30 days after receipt by the Company of a written request for transfer from the Investor, although the Company retains the right to deny such request for any or no reason.

     6.    MISCELLANEOUS.

          6.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed entirely within such State, except where the laws of the United States of America are applicable as provided in this Agreement, and except as to non-substantive law with respect to the use of the Commercial Arbitration Rules of the American Arbitration Association as provided in Section 6.2 hereof.

          6.2 ARBITRATION. Any disagreement between the Company and the Investor relating to the execution or interpretation of this Agreement that cannot be amicably settled will be decided by submission to arbitration, pursuant to the Commercial Arbitration
Rules of the American Arbitration Association in the English language, in Salt Lake City, Utah.

          6.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.


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                              -3-

          6.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings and agreements with respect to the subject matter hereof, whether written or oral. No party hereto shall be liable or bound to any other person or entity in any manner by any representations, warranties or covenants except as specifically set forth herein. Neither this Agreement nor any term hereof may be amended, modified, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, modification, waiver, discharge or termination is sought.

          6.5 SURVIVAL. The representations, warranties and covenants contained in or made herein shall survive the execution and delivery of this Agreement.

          6.6 COUNTERPARTS. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, enforceable against the parties actually executing such counterparts, and all of such counterparts, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below effective as of the date first-above written.


    THE INVESTOR:                     THE COMPANY:

                                      e-automate Corporation


By: /s/ Lee Monson                   By: /s/ Lon Price
   ---------------                       --------------
       LEE MONSON                           LON PRICE
                                     Its: President/CEO
                                         --------------


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